Exhibit 1

CKF Bancorp, Inc. Announces Earnings for the Three Months Ended
September 30, 2003

    DANVILLE, Ky.--(BUSINESS WIRE)--Oct. 14, 2003--CKF Bancorp, Inc.
(CKFB) (Nasdaq:CKFB), parent company of Central Kentucky Federal Savings Bank, reported consolidated net earnings of $402,137 for the three months ended September 30, 2003 compared to $348,081 for the three months ended September 30, 2002. Basic earnings per share were $.59 and diluted earnings per share were $.58 for the three months ended September 30, 2003 compared to $.53 basic earnings per share and $.52 diluted earnings per share for the three months ended September 30, 2002.
    Consolidated net income for the nine months ending September 30, 2003 was $1,076,712 compared to $1,000,420 for the nine months ended September 30, 2002. Basic earnings per share were $1.60 and diluted earnings per share were $1.57 for the nine months ended September 30, 2003 compared to $1.53 basic earnings per share and $1.50 diluted earnings per share for the nine months ended September 30, 2002.
    Total assets at September 30, 2003 were $142.5 million compared to $142.4 million at December 31, 2002. Deposits were $120.6 million at September 30, 2003 compared to $120.3 million at December 31, 2002. Stockholders' equity was $14.5 million at September 30, 2003 and $13.9 million at December 31, 2002.
    Central Kentucky Federal Savings Bank's main office is located at 340 W. Main Street, Danville, Kentucky. The Bank also operates two full service branch offices, located in Danville and Lancaster, Kentucky and a loan production office in Nicholasville, Kentucky.



                          CKF BANCORP, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                           September 30, December 31,
     ASSETS                                    2003          2002
                                           ------------- -------------

Cash and cash equivalents                    $8,058,667   $13,717,142
Investment securities                         7,578,025     3,562,498
Federal Home Loan Bank stock                  1,715,700     1,665,500
Loans receivable                            121,657,781   119,687,711
Allowance for Loan Losses                      (599,289)     (570,701)
Other assets                                  4,094,480     4,293,662
                                           ------------- -------------
          Total assets                     $142,505,364  $142,355,812
                                           ============= =============

     LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                   $120,634,018  $120,253,479
Advances from the Federal Home Loan Bank      5,935,106     6,680,403
Other liabilities                             1,442,972     1,508,296
                                           ------------- -------------
            Total liabilities               128,012,096   128,442,178
Shareholders' equity                         14,493,268    13,913,634
                                           ------------- -------------
            Total liabilities and
             shareholders' equity          $142,505,364  $142,355,812
                                           ============= =============



            CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                          Nine months ended       Three months ended
                            September 30,           September 30,
                          2003        2002        2003        2002
                       ----------- ----------- ----------- -----------

Total interest income  $6,106,203  $7,001,136  $2,004,537  $2,282,131

Total interest expense  2,973,125   3,936,298     916,936   1,237,058
                       ----------- ----------- ----------- -----------
    Net interest income 3,133,078   3,064,838   1,087,601   1,045,073
Provision for losses
 on loans                  75,000      90,000      15,000      30,000
                       ----------- ----------- ----------- -----------

    Net interest income
     after provision for
     losses on loans    3,058,078   2,974,838   1,072,601   1,015,073

Other income              149,815     149,741      49,660      48,604

General, administrative
 and other expense      1,624,085   1,608,791     528,055     536,282
                       ----------- ----------- ----------- -----------

     Earnings before
      income taxes      1,583,808   1,515,788     594,206     527,395

Federal income taxes      507,096     515,368     192,069     179,314
                       ----------- ----------- ----------- -----------

     NET EARNINGS      $1,076,712  $1,000,420    $402,137    $348,081
                       =========== =========== =========== ===========


     EARNINGS PER SHARE

             Basic          $1.60       $1.53       $0.59       $0.53
                       =========== =========== =========== ===========

             Diluted        $1.57       $1.50       $0.58       $0.52
                       =========== =========== =========== ===========


     WEIGHTED-AVERAGE SHARES OUTSTANDING

             Basic        673,282     655,821     679,409     659,782
                       =========== =========== =========== ===========

             Diluted      687,520     665,473     695,113     670,204
                       =========== =========== =========== ===========

    CONTACT: CKF Bancorp, Inc., Danville
             John Stigall, 859-236-4181
             Fax: 859-236-4363
             www.centralkyfsb.com